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                                   EXHIBIT 11

                               AST RESEARCH, INC.
                   Computation of Net Income (Loss) Per Share

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                                                           Three Months Ended
                                                         -----------------------

                                                         October 1,   October 2,
(In thousands, except per share amounts)                    1994         1993
                                                         (Restated)
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
Primary earnings (loss) per share
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Shares used in computing primary earnings per share:

  Weighted average shares of common stock outstanding      32,346      31,590

  Effect of stock options treated as common stock
   equivalents under the treasury stock method                 --         412
                                                         --------     -------

  Weighted average common and common equivalent
   shares outstanding                                      32,346      32,002
                                                         --------     -------

Net income (loss)                                        $(39,406)    $ 8,232
                                                         --------     -------

Earnings (loss) per share - primary                      $  (1.22)    $   .26
                                                         ========     =======
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Fully diluted earnings (loss) per share
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Shares used in computing fully diluted earnings per share:

  Weighted average shares of common stock outstanding      32,346      31,590

  Effect of stock options treated as common stock
   equivalents under the treasury stock method                 --         541
                                                         --------     -------

  Weighted average common and common equivalent
   shares outstanding                                      32,346      32,131
                                                         --------     -------

Net income (loss)                                        $(39,406)    $ 8,232
                                                         --------     -------

Earnings (loss ) per share - fully diluted               $  (1.22)    $   .26
                                                         ========     =======
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